As filed with the Securities and Exchange Commission on May 16, 1997
                                                    Registration No. 33-81436
=============================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       _________________________

                          APPLE SOUTH, INC.
     (Exact name of registrant as specified in its charter)

                 Georgia                         59-2778983
     (State or other jurisdiction of   (I.R.S. Employer Identification
      incorporation or organization)               Number)


                          Hancock at Washington
                         Madison, Georgia  30650
                              (706) 342-4552
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ERICH J. BOOTH
                  Treasurer and Chief Financial Officer
                            Apple South, Inc.
                          Hancock at Washington
                         Madison, Georgia  30650
                              (706) 342-4552
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        __________________________
                                Copies to:
                            LARRY D. LEDBETTER
                         Kilpatrick Stockton LLP
                    1100 Peachtree Street, Suite 2800
                         Atlanta, Georgia  30309
                        _________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___ ____________


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
___   _______________


     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
=====================================================================
      The Registrant hereby deregisters 959,642 shares of its Common Stock, par value $.01 per share, which remain unsold at the termination of the offering.




                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Georgia, on April 29, 1997.

                              APPLE SOUTH, INC.

                          By:   /s/ Tom E. DuPree, Jr.
                                 Tom E. DuPree, Jr.
                                 Chief Executive Officer and
                                 Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                           Date
---------                                 -----                                           ----
/s/ Tom E. Dupree, Jr.                   Chairman of the Board of Directors and           April 29, 1997
Tom E. DuPree, Jr.                       Chief Executive Officer (principal
                                         executive officer)

/s/ John G. McLeod, Jr.                  Director                                         April 29, 1997
John G. McLeod, Jr.

/s/ David P. Frazier                     Director                                         April 29, 1997
David P. Frazier

__________________                       Director                                         April ___, 1997
Marc D. Redus

/s/ Thomas R. Williams                   Director                                         April 29, 1997
Thomas R. Williams

/s/ James W. Rowe                        Director                                         April 29, 1997
James W. Rowe

/s/ Ruth G. Shaw                         Director                                         April 29, 1997
Ruth G. Shaw


Signature                                 Title                                           Date
---------                                 -----                                           ----

/s/ John L. Moorhead                     Director                                         April 29, 1997
John L. Moorhead

/s/ Erich J. Booth                       Chief Financial Officer and                      April 29, 1997
                                         Treasurer (Principal Financial
                                         Officer and Principal Accounting
                                         Officer)





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